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                                                                    EXHIBIT 99.2

Phillips-Van Heusen (ticker: PVH, exchange: New York Stock Exchange) News Release - Feb. 14, 2003

PHILLIPS-VAN HEUSEN ANNOUNCES NEW BOARD OF DIRECTORS

NEW YORK, Feb 14, 2003 (BUSINESS WIRE) -- Phillips-Van Heusen Corporation (NYSE:
PVH) announced that in connection with its acquisition of Calvin Klein, David A. Landau, Henry Nasella and Christian Nather have been elected as directors of the Company.

Messrs. Landau, Nasella and Nather are partners in Apax Partners, which made a $250 million equity investment in and provided a loan of up to $125 million to PVH in connection with the acquisition.

PVH also announced that Maria Elena Lagomasino resigned as a director of the company. The resignation was due to Ms. Lagomasino's other business commitments and was unrelated to the acquisition or the election of the new directors.

CONTACT:
Phillips-Van Heusen Corporation, New York
Mark D. Fischer
212/381-3509

     "Safe Harbor" Statement under the Private Securities Litigation Reform
      Act of 1995: Statements in this press release regarding Phillips-Van Heusen's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see
         "Risk Factors" in the Company's Annual Report or Form 10-K for
                      the most recently ended fiscal year.